                                                                EXHIBIT H(ii)


                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT


         THIS AGREEMENT is made as of November 1, 1999 by and between PFPC INC., a Delaware corporation ("PFPC"), which is a wholly owned subsidiary of PFPC Worldwide Inc. and WT MUTUAL FUND, a Delaware business trust (the "Fund").

                          W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund wishes to retain PFPC to provide administration and accounting services to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio") and PFPC wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

         1.       DEFINITIONS.  AS USED IN THIS AGREEMENT:

                  (a) "1933 ACT" means the Securities Act of 1933, as amended.

                  (b) "1934 ACT" means the Securities Exchange Act of 1934, as amended.

                  (c) "AUTHORIZED PERSON" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

                  (d) "CEA" means the Commodities Exchange Act, as amended.

                  (e) "ORAL INSTRUCTIONS" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

                  (f) "SEC" means the Securities and Exchange Commission.

                  (g) "SECURITIES LAWS" means the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

                  (h) "SHARES" mean the shares of beneficial interest of any series or class of the Fund.

                  (i) "WRITTEN INSTRUCTIONS" mean written instructions signed by an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

         2. APPOINTMENT. The Fund hereby appoints PFPC to provide administration and accounting services to the each of the Portfolios, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

         3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide PFPC with the following:

                  (a) certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC or its affiliates to provide services to each Portfolio and approving this Agreement;

                  (b)      a copy of Fund's most recent effective
                           registration statement;

                  (c) a copy of each Portfolio's advisory agreement or agreements;

                  (d) a copy of the distribution agreement with respect to each class of Shares representing an interest in a Portfolio;

                  (e) a copy of any additional administration agreement with respect to a Portfolio;

                  (f) a copy of any shareholder servicing agreement made in respect of the Fund or a Portfolio; and

                  (g) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

         4.       COMPLIANCE WITH RULES AND REGULATIONS.

         PFPC undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any Portfolio.

         5.       INSTRUCTIONS.

                  (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions and Written Instructions.

                  (b) PFPC shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

                  (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC or its affiliates) so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

         6.       RIGHT TO RECEIVE ADVICE.

                  (a) ADVICE OF THE FUND. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

                  (b) ADVICE OF COUNSEL. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

                  (c) CONFLICTING ADVICE. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from the Fund and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

                  (d) PROTECTION OF PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

         7.       RECORDS; VISITS.

                  (a) The books and records pertaining to the Fund and the Portfolios which are in the possession or under the control of PFPC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund, Authorized Persons and any regulatory agency having authority over the Fund shall have access to such books and records at all times during PFPC's normal business hours for reasonable audit and inspection. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's request and expense.

                  (b) PFPC shall create, maintain and preserve the following records:

                           (i) all books and records with respect to each
                  Portfolio's books of account;

                          (ii) records of each Portfolio's securities
                  transactions; and

                         (iii) all other books and records as PFPC is
                  required to maintain pursuant to Rule 31a-1 of the 1940 Act in connection with the services provided hereunder.

         8. CONFIDENTIALITY. PFPC agrees to keep confidential all records of the Fund and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

         9. LIAISON WITH ACCOUNTANTS. PFPC shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Portfolio. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

         10. DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

         11. COMPENSATION. As compensation for services rendered by PFPC during the term of this Agreement, the Fund, on behalf of each Portfolio, will pay to PFPC a fee or fees as may be agreed to in writing by the Fund and PFPC.

         12. INDEMNIFICATION. (a) The Fund, on behalf of each Portfolio, agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state or foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which PFPC takes
(i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral Instructions or Written Instructions. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. Any amounts payable by the Fund hereunder shall be satisfied only against the relevant Portfolio's assets and not against the assets of any other investment portfolio of the Fund.

                  (b) PFPC agrees to indemnify and hold harmless the Fund from all taxes, charges, expenses, assessments, claims and liabilities arising from PFPC's obligations pursuant to this Agreement (including, without limitation, liabilities arising under the Securities Laws, and any state and foreign securities and blue sky laws, and amendments thereto) and expenses, including (without limitation) reasonable attorneys' fees and disbursements arising directly or indirectly out of PFPC's or its nominees' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

                  (c) In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

         13.      RESPONSIBILITY OF PFPC.

                  (a) PFPC shall be under no duty to take any action on behalf of the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be liable for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

                  (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and (ii) PFPC shall not be liable for
(A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

                  (c) Notwithstanding anything else in this Agreement to the contrary and except to the limited extent set forth in paragraph 13(d) below, PFPC shall not be liable to the Fund for any consequential or special losses or damages ("Special Damages") which the Fund may incur as a consequence of PFPC's performance of the services provided hereunder.

                  (d) PFPC shall be liable for Special Damages incurred by the Fund only to the extent that Special Damages arise out of PFPC's or its affiliates' willful misfeasance, bad faith or gross negligence in performing, or reckless disregard of, their duties under this Agreement; provided, however, the liability of PFPC with respect to all such Special Damages arising during the term of this Agreement and thereafter shall be limited to One Hundred Thousand Dollars ($100,000) per transaction or series of directly related transactions; related transactions may be related as to parties, timing or subject matter.

         14.      DESCRIPTION OF ACCOUNTING SERVICES ON A CONTINUOUS BASIS.

         PFPC will perform the following accounting services with respect to each Portfolio:

                    (i) Journalize investment, capital share and income
                        and expense activities;

                   (ii) Verify investment buy/sell trade tickets when received from the investment adviser for a Portfolio (the "Adviser") and transmit trades to the Fund's custodian (the "Custodian") for proper settlement;

                  (iii) Maintain individual ledgers for investment securities;

                   (iv) Maintain historical tax lots for each security;

                    (v) Reconcile cash and investment balances of the Fund
                        with the Custodian, and provide the Adviser with the beginning cash balance available for investment purposes;

                   (vi) Update the cash availability throughout the day as
                        required by the Adviser;

                  (vii) Post to and prepare the Statement of Assets and
                        Liabilities and the Statement of Operations;

                 (viii) Calculate various contractual expenses (E.G.,
                        advisory and custody fees);

                   (ix) Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

                    (x) Control all disbursements and authorize such
                        disbursements upon Written Instructions;

                   (xi) Calculate capital gains and losses;

                  (xii) Determine the net income of each Portfolio;

                 (xiii) Obtain security market quotes from independent
                        pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, at the Fund's expense and in either case calculate the market value of each Portfolio's Investments;

                  (xiv) Transmit or mail a copy of the daily portfolio
                        valuation to the Adviser;

                   (xv) Compute the net asset value of each Portfolio;

                  (xvi) As appropriate, compute yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

                 (xvii) Prepare a monthly financial statement, which will
                        include the following items:

                                     Schedule of Investments

                                     Statement of Assets and Liabilities

                                     Statement of Operations

                                     Statement of Changes in Net Assets

                                     Cash Statement

                                     Schedule of Capital Gains and Losses.

         15.      DESCRIPTION OF ADMINISTRATION SERVICES ON A CONTINUOUS BASIS.

                  PFPC will perform the following administration services with respect to each Portfolio:

              (i) Prepare quarterly broker security transactions summaries;

             (ii) Prepare monthly security transaction listings;

            (iii) Supply various normal and customary Portfolio and Fund statistical data as requested on an ongoing basis;

             (iv) Prepare for execution and file the Fund's Federal and state tax returns;

              (v) Prepare and file the Fund's Semi Annual Reports with the
                  SEC on Form N-SAR.

             (vi) Monitor each Portfolio's status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended;

            (vii) Prepare and file with the SEC the Fund's annual,
                  semi-annual, and quarterly shareholder reports;

           (viii) Monitor sales of the Fund's shares and assure that the Fund has properly registered such shares with the SEC and applicable state authorities;

             (ix) Prepare, coordinate with the Fund's counsel and file with the
                  SEC Post-Effective Amendments to the Fund's Registration Statement, prepare reports to the SEC including, the preparation and filing of (i) semi-annual reports on Form N-SAR and (ii) Notices pursuant to Rule 24f-2;

              (x) Assist in the preparation and filing with the SEC of notices of Annual or Special Meetings of Shareholders and Proxy materials relating to such meetings;

             (xi) Assist in obtaining and filing with the SEC the fidelity bond and directors' and officers'/errors and omissions insurance policies for the Fund in accordance with the requirements of Rule 17g-1 and 17d-1(d)(7) under the 1940 Act as such bond and policies are approved by the Fund's Board of Trustees;

            (xii) Monitor the Fund's assets to assure adequate fidelity bond coverage is maintained;

           (xiii) Draft agendas, resolutions and materials for quarterly and special Board meetings;

            (xiv) Coordinate the preparation, assembly and mailing of Board materials;

             (xv) Maintain the Fund's corporate calendar to assure compliance with various filing and Board approval deadlines;

            (xvi) Coordinate contractual relationships and communications between the Fund and its contractual service providers;

           (xvii) Prepare and monitor an expense budget for each Series, including accruals for each category of expenses;

          (xviii) Determine the amount of dividends and other distributions payable to shareholders as necessary to maintain the qualification as a regulated investment company of each Series of the Fund under the Code;

            (xix) Provide personnel to serve as officers of the Fund if so elected by the Trustees; and

             (xx) Monitor the Fund's compliance with the amounts and
                  conditions of each state qualification.

         16. DURATION AND TERMINATION. This Agreement shall be effective on the date first written above and shall continue for a period of three (3) years (the "Initial Term"). Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal Terms") each provided that it may be terminated by either party without penalty during a Renewal Term upon written notice given at least sixty (60) days prior to termination. During either the Initial Term or the Renewal Terms, this Agreement may also be terminated on an earlier date by either party for cause.

         With respect to the Fund, cause shall mean PFPC's material breach of this Agreement causing it to fail to substantially perform its duties under this Agreement. In order for such material breach to constitute ?cause" under this Paragraph, PFPC must receive written notice from the Fund specifying the material breach and PFPC shall not have corrected such breach within a 30-day period. With respect to PFPC, cause includes, but is not limited to, the failure of the Fund to pay the compensation set forth in writing pursuant to Paragraph 11 of this Agreement after it has received written notice from PFPC specifying the amount due and the Fund shall not have paid that amount within a 30-day period. A constructive termination of this Agreement will result where a substantial percentage of the Fund's assets are transferred, merged or are otherwise removed from the Fund to another fund(s) that is not serviced by PFPC.

         Any notice of termination for cause shall be effective sixty (60) days from the date of any such notice. Upon the termination hereof, the Fund shall pay to PFPC such compensation as may be due for the period prior to the date of such termination. Any termination effected shall not affect the rights and obligations of the parties under Paragraphs 12 and 13 hereof.

         17. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809 Attn: President; or (b) if to the Fund, c/o of Wilmington Trust Company, 1100 N. Market St., Wilmington, DE 19809 Attn:
Robert Christian; or (c) if to neither of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

         18. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

         19. SHAREHOLDER LIABILITY. PFPC is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Fund and agrees that obligations assumed by the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets, and if the liability relates to one or more Portfolios, the obligations hereunder shall be limited to the respective assets of such Portfolios. PFPC agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund, nor from the Trustees or any individual Trustee of the Fund.

         20. DELEGATION; ASSIGNMENT. PFPC may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PFPC or PNC Bank Corp., provided that (i) PFPC gives the Fund thirty (30) days' prior written notice; (ii) the delegate (or assignee) agrees with PFPC and the Fund to comply with all relevant provisions of the 1940 Act; and (iii) PFPC and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

         21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         22. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         23.      MISCELLANEOUS.

                  (a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

                  (b) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  (c) GOVERNING LAW. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

                  (d) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                  (e) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (f) FACSIMILE SIGNATURES. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                    PFPC INC.

                                    By: /S/ STEPHEN M. WYNNE.

                                    Title: EXECUTIVE VICE PRESIDENT

                                    WT MUTUAL FUND

                                    By: /S/ ROBERT J. CHRISTIAN

                                    Title: PRESIDENT

                                 EXHIBIT A




         THIS EXHIBIT A, dated as of November 1, 1999, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of November 1, 1999 between PFPC Inc. and WT Mutual Fund.

(d)      PORTFOLIOS



                    Wilmington Premier Money Market Portfolio

            Wilmington Premier Money Market Portfolio-Institutional Class

                     Wilmington Prime Money Market Portfolio

              Wilmington Prime Money Market Portfolio-Investor Class

             Wilmington Prime Money Market Portfolio-Institutional Class

                          CRM Prime Money Market Fund

                   CRM Prime Money Market Fund-Investor Class

                 CRM Prime Money Market Fund-Institutional Class

                      Wilmington U.S. Government Portfolio

               Wilmington U.S. Government Portfolio-Investor Class

            Wilmington U.S. Government Portfolio-Institutional Class

                         Wilmington Tax-Exempt Portfolio

                 Wilmington Tax-Exempt Portfolio-Investor Class

               Wilmington Tax-Exempt Portfolio-Institutional Class

                               CRM Tax-Exempt Fund

                       CRM Tax-Exempt Fund-Investor Class

                     CRM Tax-Exempt Fund-Institutional Class

                  Wilmington Short/Intermediate Bond Portfolio

          Wilmington Short/Intermediate Bond Portfolio-Investor Class

          Wilmington Short/Intermediate Bond Portfolio-Institutional Class

                     Wilmington Intermediate Bond Portfolio

              Wilmington Intermediate Bond Portfolio-Investor Class

           Wilmington Intermediate Bond Portfolio-Institutional Class

                          CRM Intermediate Bond Fund

                    CRM Intermediate Bond Fund-Investor Class

                 CRM Intermediate Bond Fund-Institutional Class

                       Wilmington Municipal Bond Portfolio

               Wilmington Municipal Bond Portfolio-Investor Class

            Wilmington Municipal Bond Portfolio- Institutional Class

                             CRM Municipal Bond Fund

                     CRM Municipal Bond Fund-Investor Class

                   CRM Municipal Bond Fund-Institutional Class

                    Wilmington WT Large Cap Growth Portfolio

             Wilmington WT Large Cap Growth Portfolio-Investor Class

            Wilmington WT Large Cap Growth Portfolio-Institutional Class

                          Roxbury Large Cap Growth Fund

                      Roxbury Large Cap Growth Fund-Class A

                      Roxbury Large Cap Growth Fund-Class B

                      Roxbury Large Cap Growth Fund-Class C

                       Wilmington Large Cap Core Portfolio

               Wilmington Large Cap Core Portfolio-Investor Class

             Wilmington Large Cap Core Portfolio-Institutional Class

                       Wilmington Small Cap Core Portfolio

               Wilmington Small Cap Core Portfolio-Investor Class

             Wilmington Small Cap Core Portfolio-Institutional Class

                Wilmington International Multi-Manager Portfolio

          Wilmington International Multi-Manager Portfolio-Investor Class

        Wilmington International Multi-Manager Portfolio- Institutional Class

                      Wilmington Large Cap Value Portfolio

               Wilmington Large Cap Value Portfolio-Investor Class

            Wilmington Large Cap Value Portfolio- Institutional Class

                            CRM Large Cap Value Fund

                     CRM Large Cap Value Fund-Investor Class

                  CRM Large Cap Value Fund- Institutional Class

                       Wilmington Mid Cap Value Portfolio

                Wilmington Mid Cap Value Portfolio-Investor Class

             Wilmington Mid Cap Value Portfolio-Institutional Class

                             CRM Mid Cap Value Fund

                      CRM Mid Cap Value Fund-Investor Class

                   CRM Mid Cap Value Fund-Institutional Class

                      Wilmington Small Cap Value Portfolio

               Wilmington Small Cap Value Portfolio-Investor Class

            Wilmington Small Cap Value Portfolio-Institutional Class

                            CRM Small Cap Value Fund

                     CRM Small Cap Value Fund-Investor Class

                  CRM Small Cap Value Fund-Institutional Class

                         AUTHORIZED PERSONS APPENDIX





NAME (TYPE)                                                            SIGNATURE


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